UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event reported): March 26, 2021

INCOME OPPORTUNITY REALTY INVESTORS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-14784	75-2615944
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1603 LBJ Freeway, Suite 800 Dallas, Texas		75234
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 469-522-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.01	IOR	NYSE American

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

[  ]

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Section 2 – Financial Information

Item 2.02. Results of Operations and Financial Condition

On March 26, 2021, Income Opportunity Realty Investors, Inc. (“IOR” or the “Company”) announced its operational results for the year ended December 31, 2020. A copy of the announcement is attached as Exhibit “99.1.”

The information furnished pursuant to Item 2.02 in this Form 8-K, including Exhibit “99.1” attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. We undertake no duty or obligation to publicly update or revise the information furnished pursuant to Item 2.02 of this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d)       Exhibits.

The following exhibit is furnished with this Report:

                    Exhibit No. Description

99.1*       Press release dated March 26, 2021

_________________________

* Furnished herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: March 31, 2021

INCOME OPPORTUNITY REALTY INVESTORS, INC.

	By:	/s/ Gene S. Bertcher
Gene S. Bertcher
Executive Vice President and
Chief Financial Officer

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Exhibit "99.1"

NEWS RELEASE FOR IMMEDIATE RELEASE	Contact: Income Opportunity Realty Investors, Inc. Investor Relations Gene Bertcher (800) 400-6407 investor.relations@incomeopp-realty.com

Income Opportunity Realty Investors, Inc. Reports Fourth Quarter 2020 Results

DALLAS (March 26, 2021) - Income Opportunity Realty Investors, Inc. (NYSE American: IOR), a Dallas-based real estate investment company, today reported results of operations for the fourth quarter ended December 31, 2020. For the three months ended December 31, 2020, we reported a net income applicable to common shares of $1.3 million or $0.32 per share, as compared to net income of $1.1 million or $0.25 per diluted share for the same period ended 2019.

For the full year ended December 31, 2020 the Company reported net income applicable to common shares of $4.2 million or $1.01 per diluted earnings per share for the year ended December 31, 2020, compared to a net income applicable to common shares of $4.1 million or $.99 per diluted earnings per share for the same period ended 2019.

Our primary business is investing in mortgage and note receivables.

Expenses

General and administrative expenses were $450,000 for the year ended December 31, 2020. General and administrative expenses were $494,000 for the year ended December 31, 2019.

Net income fee to related party was $371,000 for the year ended December 31, 2020. This represents an increase of $14,000, compared to the net income fee of $357,000 for the year ended December 31, 2019. The net income fee paid is calculated at the rate of 7.5% of net income.

Advisory fees were $768,000 for the year ended December 31, 2020. This represents an increase of $31,000 compared to advisory fees of $737,000 for the year ended December 31, 2019. Advisory fees are computed based on a gross asset fee of 0.0625% per month (0.75% per annum) of the average of the gross asset value.

Other income (expense)

Interest income was $5.4 million for the year ended December 31, 2020. This represents a decrease of $1.2 million, compared to interest income of $6.6 million for the year ended December 31, 2019. This decrease was primarily due to a decrease in the prime rate.

Other income was $1.5 million for the year ended December 31, 2020. This represents an increase of $1.3 million compared to other income of $237 thousand for the year ended December 31, 2019. This increase was primarily due to collection of a note previously written off.

Income tax expense was $1.1 million for both 2020 and 2019.

About Income Opportunity Realty Investors, Inc.

Income Opportunity Realty Investors, Inc., a Dallas-based real estate investment company, holds a portfolio of equity real estate in Texas, including undeveloped land. The Company invests in real estate through direct equity ownership and partnerships. For more information, visit the Company’s website at www.incomeopp-realty.com.

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INCOME OPPORTUNITY REALTY INVESTORS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2020	2019	2018
	(dollars in thousands, except per share amounts)
Revenues:
Revenue from operations	$—	$—	$—

Expenses:
General and administrative (including $247, $260, and $284 for the year ended 2020, 2019, and 2018 respectively, to related parties)	450	494	494
Net income fee to related party	371	357	631
Advisory fee to related party	768	737	685
Total operating expenses	1,589	1,588	1,810
Net operating loss	(1,589)	(1,588)	(1,810)

Other income / expenses:
Interest income from related parties	5,373	6,574	4,880
Other Income	1,550	237	—
Total other income	6,923	6,811	4,880
Income before gain on sale of real estate land	5,334	5,223	3,070
Gain on sale of real estate land	—	—	7,323
Income before taxes	5,334	5,223	10,393
Income tax expense - current	1,120	1,078	1,391
Income tax expense - deferred	—	—	792
Net income	$4,214	$4,145	$8,210

Earnings per share - basic and diluted
Net income	$1.01	$0.99	$1.97

Weighted average common shares used in computing earnings per share	4,168,414	4,168,414	4,168,214

The accompanying notes are an integral part of these consolidated financial statements.

INCOME OPPORTUNITY REALTY INVESTORS, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2020	December 31, 2019
	(dollars in thousands, except par value amount)
Assets

Current assets
Cash and cash equivalents	12	5
Receivable and accrued interest from related parties	90,526	86,221
Total current assets	90,538	86,226

Non current assets
Notes and interest receivable from related parties	13,930	14,030
Total non current assets	13,930	14,030

Total Assets	$104,468	$100,256

Liabilities and Shareholders' Equity
Liabilities
Accounts payable	$12	$14
Total liabilities	12	14
Shareholders’ equity
Common stock, $.01 par value, authorized 10,000,000 shares; issued 4,173,675 and outstanding 4,168,414 shares in 2020 and 2019	42	42
Treasury stock at cost, 5,261 shares in 2020 and 2019	(39)	(39)
Paid-in capital	61,955	61,955
Retained Earnings	42,498	38,284
Total shareholders' equity	104,456	100,242
Total liabilities and shareholders' equity	$104,468	$100,256

The accompanying notes are an integral part of these consolidated financial statements.